SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

Date of report (Date of earliest event reported):  July 7, 2003

AFTERMARKET TECHNOLOGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21803	95-4486486
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oak Hill Center, Suite 400, Westmont, IL		60559
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 455-6000

AFTERMARKET TECHNOLOGY CORP.

FORM 8-K

Item 9.  Regulation FD Disclosure.

On July 7, 2003, Aftermarket Technology Corp. issued a press release (a copy of which is attached as Exhibit 99) announcing, among other things, the following:

•                  earnings per diluted share for second quarter 2003;

•                  adjusted earnings per diluted share, before charges, for second quarter 2003;

•                  projected revenue for fiscal 2003;

•                  projected earnings per diluted share for fiscal 2003;

•                  projected adjusted earnings per diluted share, before charges, for fiscal 2003;

•                  a new agreement with AT&T Wireless Services; and

•                  a new agreement with DaimlerChrysler.

Adjusted earnings per diluted share, before charges, is a non-GAAP financial measure within the meaning of SEC Regulation G.  A reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure, and an explanation of why the non-GAAP financial measure is useful to management and investors, is contained in the attached press release.

Exhibit 99:                              Press release dated July 7, 2003.

This information furnished under “Item 9.  Regulation FD Disclosure” is provided under “Item 12.  Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.  The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statement Notice

This Form 8-K contains forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to us that are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including those related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs.  These statements reflect our judgment as of the date of this Current Report with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition.  Readers are cautioned that these forward-looking statements are inherently uncertain.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein.  We undertake no obligation to update forward-looking statements.  The factors that could cause actual results to differ are discussed in our Annual Report on Form 10-K for the year ended December 31, 2002 and our other filings made with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AFTERMARKET TECHNOLOGY CORP.

Dated:  July 7, 2003

By:	/s/ Joseph Salamunovich
Joseph Salamunovich
Vice President